UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

NorthStar Asset Management Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36301 (Commission File Number)	46-4591526 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.01 below of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 29, 2016, NorthStar Asset Management Group Inc. (“NSAM”), through one of its subsidiaries, completed its previously announced acquisition (the “Acquisition”) of Townsend Holdings LLC (“Townsend”).  Upon completion of the Acquisition and related transactions, NSAM acquired approximately 84% of the limited liability interests of Townsend for cash of approximately $383 million, subject to customary post-closing adjustments.  The remaining approximately 16% of the limited liability interests of Townsend are held by certain members of Townsend management.

In connection with the completion of the Acquisition, NSAM entered into the third amended and restated limited liability company agreement of Townsend, dated as of January 14, 2016 and effective as of January 29, 2016 (the “LLC Agreement”), with Townsend and the other unitholders named therein. The LLC Agreement provides for the organizational, economic and governance arrangements among NSAM and the other unitholders, and contains customary terms and conditions for agreements of this type. Townsend will be managed by an up to five member board of managers, a majority of which are designated by NSAM. The LLC Agreement also provides for certain put and call rights with respect to units held by Townsend management, as further described therein.

In addition, on January 29, 2016, NSAM and its operating partnership, NSAM LP, a Delaware limited partnership (the “Borrower”), entered into a Term Loan Credit Agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) as arranger and administrative agent and certain lenders (“Lenders”) providing for a $500 million term loan credit facility (the “Term Loan Facility”), less applicable original issue discounts and certain upfront fees. NSAM used the proceeds from the Term Loan Facility to finance the Acquisition and repay in full the amounts outstanding under its revolving credit facility.
The loan under the Term Loan Facility accrues interest at a rate per annum equal to LIBOR (subject to a floor of 0.75%) plus a margin of 3.875%. The loan under the Term Loan Facility matures on January 29, 2023.
The Borrower’s obligations under the Credit Agreement are guaranteed by NSAM and certain domestic subsidiaries of NSAM (the “Guarantors”) and secured by substantially all of the assets of NSAM and the Guarantors, pursuant to the Master Guarantee Agreement, dated as of January 29, 2016 (the “Guarantee Agreement”), among NSAM, the Guarantors and Morgan Stanley, as administrative agent.
The Credit Agreement includes customary affirmative and negative covenants including among other things financial reporting obligations and limitations on the incurrence of indebtedness, liens, fundamental changes, investments, loans advances, guarantees, acquisitions, asset sales and dividends, distributions and similar “restricted payments” as well as a financial condition covenant requiring that the total leverage ratio (consolidated total debt to consolidated EBITDA) not exceed 3.00 to 1.00. The Credit Agreement permits NSAM and its restricted subsidiaries to incur additional indebtedness if the total leverage ratio would not exceed 2.75 to 1.00, in addition to other exceptions. The Credit Agreement also includes customary events of default including among other things failure to make payments when due, breach of covenants or representations, cross default to material indebtedness, material judgments, bankruptcy matters and change of control events. The occurrence of an event of default may result in termination of the Term Loan Facility, acceleration of repayment obligations and exercise of remedies by the Lenders with respect to the guarantees and collateral security.
In connection with the repayment of the revolving credit facility, the Revolving Bridge Credit Agreement dated as of November 16, 2015 among NSAM, the Borrower and Morgan Stanley as administrative agent and the lenders party thereto, was terminated and the guarantees and collateral security in relation to the facility were released.
The foregoing descriptions of the LLC Agreement, the Credit Agreement and the Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached as Exhibit 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 2.01 above of this Current Report on Form 8-K relating to the Credit Agreement and Guarantee Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements
If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)      Pro Forma Financial Information
If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits

Exhibit Number	Description
10.1
Third Amended and Restated Limited Liability Company Agreement of Townsend Holdings LLC, dated as of January 14, 2016 and effective as of January 29, 2016, among Townsend Holdings LLC, NSAM and the other unitholders named therein

10.2	Term Loan Credit Agreement, dated as of January 29, 2016, among NSAM, NSAM LP, Morgan Stanley Senior Funding, Inc. as arranger and administrative agent and certain lenders named therein
10.3	Master Guarantee Agreement, dated as of January 29, 2016, among NSAM, the other guarantors party thereto and Morgan Stanley Senior Funding, Inc. as arranger and administrative agent
Safe-Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by words like “will,” “would,” “seek,” “future,” “intends” or other similar words or expressions.  Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to: NSAM’s ability to use any financing obtained for the contemplated uses, including stock repurchases; whether NSAM will realize anticipated benefits from the transaction; Townsend’s performance; NSAM’s ability to comply with the various affirmative and negative covenants, including the financial covenants, contained in the Credit Agreement; NSAM’s use of leverage and liquidity.  Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the factors described under the heading “Risk Factors” in NSAM’s Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and its other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NSAM on the date of this report and NSAM is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc. (Registrant)

Date: February 2, 2016	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Third Amended and Restated Limited Liability Company Agreement of Townsend Holdings LLC, dated as of January 14, 2016 and effective as of January 29, 2016, among Townsend Holdings LLC, NSAM and the other unitholders named therein

10.2	Term Loan Credit Agreement, dated as of January 29, 2016, among NSAM, NSAM LP, Morgan Stanley Senior Funding, Inc. as arranger and administrative agent and certain lenders named therein
10.3	Master Guarantee Agreement, dated as of January 29, 2016, among NSAM, the other guarantors party thereto and Morgan Stanley Senior Funding, Inc. as arranger and administrative agent

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